UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	0‑18640	95‑4182437
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908‑9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.02 per share	CHKE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b‑2 of the Securities Exchange Act of 1934 (17 CFR §240.12b‑2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Notice of Delisting and Hearings Panel Appeal

On June 4, 2019, Cherokee Inc. (the “Company”) received a notice from Nasdaq indicating the Company had not regained compliance with the minimum bid price rule, Listing Rule 5550(a)(2), in its second 180-day compliance period, which ended June 3, 2019.  Accordingly, the notice indicates that the Company’s securities will be delisted from the Nasdaq Capital Market on June 13, 2019 unless the Company requests an appeal of this determination.  The Company filed such an appeal on June 6, 2019 with the Nasdaq Hearings Panel (the “Panel”).  Such hearing request stays the delisting of the Company’s securities pending the Panel’s decision.

The Company submitted a proposal to its shareholders to authorize the Company’s Board of Directors to effect a reverse stock split if necessary to achieve Nasdaq Capital Market’s required minimum bid price of at least $1.00 per share.  This proposal was approved by the Company’s shareholders at the annual meeting of shareholders on Monday, June 10, 2019, authorizing the Company’s Board of Directors to enact a reverse stock split at any point up to December 31, 2019.  The Company’s appeal to the Panel is expected to present a plan that includes a commitment to enact a reserve stock split if necessary to regain compliance with the minimum bid price rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

June 10, 2019	By:	/s/ Steven L. Brink
Steven L. Brink
Chief Financial Officer

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